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Exhibit 21.1

ROCKWOOD HOLDINGS, INC.
SUBSIDIARIES

Name of Subsidiary	State/Jurisdiction of Incorporation
Aachener Chemische Werke Ges.für Glastechnische Produckte und Verfahren mbH	Germany
Advantis Technologies, Inc.	Delaware
Agena Resinas y Colas Ltda.	Brazil
Alberti & Co. GmbH	Germany
AlphaGary (Canada) Limited	Canada
AlphaGary Corporation	Delaware
AlphaGary Limited	United Kingdom
AM Craig Ltd.	UK
Aplicaciones Practicas	Mexico
Applexion de Chili (Chili) d Herve / A Gana de Landa	Chile
Applexion Inc.	USA
Applexion Latino America	Brazil
Applexion USA Inc.	USA
Applexion SAS	France
Applexion Separation (Chine) J de la taillade	China
Applexion srl	Italy
Ardrox — Agena Quimica Ltda.	Brasil
Ardrox Ltd.	UK
BAE Vermögensverwaltungs GmbH	Germany
bci Betriebs-AG	Switzerland
BCI Pensions Trustees Ltd.	UK
Bedec Tir S.A.	France
Bonder Iran S.S.K.	Iran
Breisach Empreendimentos e Participações Ltda.	Brasil
Brent Europe Ltd.	UK
Brent International B.V.	UK
Brent International GmbH	Germany
Brockhues GmbH & Co. KG	Germany
Caledonian Applied Technology Limited	United Kingdom
CeramTec AG (M) Sdn. Bhd.	Malaysia
CeramTec AG Innovative Ceramic Engineering	Germany
CeramTec Anlagen und Betriebs GmbH I.G.	Germany
CeramTec Czech Republic s.r.o.	Czech Republic
CeramTec France S.A.R.L.	France
CeramTec Ibérica s.l.	Spain
CeramTec Italia S.r.l.	Italy
CeramTec Korea Ltd.	Korea
CeramTec North America Corp.	Delaware
CeramTec Substrates s.r.o.	Czech Republic
CeramTec UK Ltd.	UK
Cerasiv GmbH Innovatives Keramik-Engineering	Germany
Cetema B.V.	Netherlands
Changshu Rockwood Pigments Company Limited	China
Chemetall (Australia) Pty. Ltd.	Australia
Chemetall (Proprietary) LTD.	South Africa
Chemetall (Schweiz) AG	Switzerland

Chemetall Anlagen-und Betriebs-GmbH	Germany
Chemetall Asia Pte. Ltd.	Singapore
Chemetall Chemical Products Inc.	Delaware
Chemetall Corp.	Delaware
Chemetall Danmark A/S	Denmark
Chemetall do Brasil Ltda.	Brasil
Chemetall Finland Oy	Finland
Chemetall Foote Corp.	Delaware
Chemetall Ges.m.b.H.	Austria
Chemetall GmbH	Germany
Chemetall Hispania S.A.	Spain
Chemetall Holding GmbH	Austria
Chemetall Hong Kong Ltd.	China
Chemetall Hungaria Vegyianyagokat Gyártó es Fomalmazó Kft	Hungary
Chemetall India Company Ltd.	UK
Chemetall Italia S.R.L.	Italy
Chemetall Japan K.K.	Japan
Chemetall Lusitana-Sociedade Tratamento de Supervicies Metalicas	Portugal
Chemetall Mexicana, S.A. de C.V.	Mexico
Chemetall N.V.	Belgium
Chemetall Philippines Co. Ltd., Inc.	Philippines
Chemetall PLC	UK
Chemetall Polska Sp.zo.o.	Poland
Chemetall s.r.l.	Italy
Chemetall s.r.o.	Czechia
Chemetall SA	France
Chemetall Sanayi Kimyasallari Ticaret ve Sanayi A.S.	Turkey
Chemetall Skandinavien Ytteknik AB	Sweden
Chemetall Sp. zo.o.	Poland
Chemetall Speciality Chemicals Ltd.	UK
Chemetall Taiwan Co., Ltd.	Taiwan
Chemetall TL s.r.l.	Italy
Chemetall Traitement De Surface SAS	France
Chemetall-Rai India Ltd.	India
Chemical Spécialités Chimiques S.A.S.	France
Chemical Specialties, Inc.	North Carolina
Chemserve Ltd.	UK
ChemStore GmbH	Germany
Chillihurst Limited	United Kingdom
Chongqing Chemetall Chemicals Co., Ltd.	China
CM Gesellschaft für Funktionsadditive GmbH	Germany
CM Services B.V.	Netherlands
CM-Hilfe GmbH Unterstützungskasse	Germany
Compugraphics International Limited	United Kingdom
Compugraphics U.S.A. Inc.	Delaware
Creambay Limited	United Kingdom
Creamglade Limited	United Kingdom
CSI Kemwood AB	Sweden
CSI Kemwood Oy	Finland
CSI Wood Protection Limited	United Kingdom

Cyantek Corporation	Delaware
Deutsche Baryt-Industrie Dr. Rudolf Albert GmbH & Co. KG	Germany
DICON Explosives Company Ltd.	Nigeria
DNJV Vermögensverwaltung GmbH	Germany
Dynamic Synthesis GmbH	Germany
Dynamit Nobel Beteiligungen GmbH	Germany
Dynamit Nobel Chimie Specialisée Pharmaceutique SAS Fra	nce
Dynamit Nobel GmbH Explosivstoff-und Systemtechnik	Germany
Dynamit Nobel Kunststoff Anlagen-und Betriebs-GmbH	Germany
Dynamit Nobel Unterstützungsfonds GmbH	Germany
DynITEC GmbH	Germany
EKOKEMI GmbH	Germany
Electrochemicals Inc.	Delaware
Exsil, Inc.	Delaware
Finorga S.A.	France
Foote Chile Holding Company	Delaware
Foote Minera a Inversiones Ltda.	Chile
Fuyang Golden Autumn Chemicals Company Limited	China
GHGS Gesellschaft für Hülsenlose Gewehrsysteme GmbH	Germany
Groupe Novasep	France
Guangzhou Huali Sachtleben Chemicals Company Ltd.	China
hebro chemie Anlagen-und Betriebs-GmbH	Germany
hebro chemie GmbH	Germany
Industrieservice Ges.mbH	Austria
Inorganic Pigments Limited	United Kingdom
ISiltec Innovative Silicon Technologies GmbH	Germany
Isiltec Wafer Reclaim GmbH	Germany
Isiltec, Inc.	Georgia
KENDELL s.r.l.	Italy
Knight Chimiques De Specialite SAS	France
Knight Dritte Beteiligungs GmbH	Germany
Knight Fünfte Beteiligungs GmbH	Germany
Knight Lux 1 Sa.r.l.	Luxembourg
Knight Lux 2 Sa.r.l.	Luxembourg
Knight Specialite Synthesis SAS	France
Knight Vierte Beteiligungs GmbH	Germany
Knight Zweite Beteiligungs GmbH	Germany
Lorraine Aviation Sarl	France
Lorraine Aviation Sarl	France
LRG Recycling GmbH	Germany
Lurex, Inc	Delaware
Metalon Stolberg Gesellschaft mit beschränkter Haftung	Germany
MIWAC Mitteldeutsche Wasserchemie GmbH	Germany
Mustardgrange Limited	United Kingdom
Nigerian Development and Construction Company Ltd.	Nigeria
Nova 1	France
Novasep Inc.	USA
Novasep KK	Japan
Novasep SAS	France
Novasep Suisse	Switzerland

Oakite Canada Ltd.	Canada
Oakite Products, Inc.	Delaware
Orelis	France
Petri-DN GmbH Inflator Systems	Germany
Pigment Chemie GmbH	Germany
ProCeram spol. s.r.o.	Czech Republic
Process Ink Holdings Ltd.	UK
Process Inks And Coatings Ltd.	UK
Rockwood (Ningbo) Chemicals Corporation Limited	China
Rockwood Absorbents (Baulking) Limited	United Kingdom
Rockwood Additives Limited	United Kingdom
Rockwood America Inc.	Delaware
Rockwood Chemicals (Ireland) Limited	Ireland
Rockwood Electrochemicals (Suzhou) Co., Ltd.	China
Rockwood Electrochemicals Asia Limited	Taiwan
Rockwood Electronic Materials Limited	United Kingdom
Rockwood Electronics France SA	France
Rockwood Group Pension Trustees (Ireland) Limited	Ireland
Rockwood Industries Spain SL	Spain
Rockwood Italia SpA	Italy
Rockwood Pigmente Holding GmbH	Germany
Rockwood Pigments (UK) Limited	United Kingdom
Rockwood Pigments NA, Inc.	Delaware
Rockwood Specialties (Singapore) Pte Limited	Singapore
Rockwood Specialties Australia Pty Ltd.	Australia
Rockwood Specialties Consolidated, Inc.	Delaware
Rockwood Specialties GmbH	Germany
Rockwood Specialties Group GmbH	Germany
Rockwood Specialties Inc.	Delaware
Rockwood Specialties International, Inc.	Delaware
Rockwood Specialties Limited	United Kingdom
Rohner AG	Switzerland
RS Funding Corporation	Delaware
RS Receivables Corporation	Delaware
RS Receivables II Corporation	Delaware
RS Receivables III Corporation	Delaware
RUAG Deutschland GmbH	Germany
RW Holding Corp.	Delaware
Sachtleben Chemie Anlagen-und Betriebs-GmbH	Germany
Sachtleben Chemie GmbH	Germany
Sachtleben Corporation	Delaware
Sales de Magnesio Ltda.	Chile
Seripharm SAS	France
SERTO Beteiligungs GmbH & Co. Vermietungs KG	Germany
Shanghai CeramTec Co., Ltd.	China
Shanghai Chemetall Chemicals Co., Ltd.	China
Silo Pigmente GmbH	Germany
SMC Foundry Products Ltd.	UK
SMC Productos Fundicion S.A.	Spain
Sociedad Chilena de Litio Ltda.	Chile

Southern Clay Products, Inc.	Texas
Southern Color N.A., Inc.	Delaware
SureChem Industries Pty Ltd.	Australia
Suzhou CeramTec High-Tech Ceramics Co., Ltd.	China
The Brent Manufacturing Company Ltd.	UK
Troisdorf Genehmigungshaltergesellschaft mbH	Germany
Winnets Inks Ltd.	UK
Würgendorf Gehemigungshaltergesellschaft mbH	Germany

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Exhibit 21.1
ROCKWOOD HOLDINGS, INC. SUBSIDIARIES